UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 9, 2008

ACTIVISION BLIZZARD, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-15839	95-4803544
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3100 Ocean Park Boulevard Santa Monica, CA		90405
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (310) 255-2000

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrants under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☒          Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01               Entry into a Material Definitive Agreement.

As previously disclosed, Activision, Inc. (“Activision”) entered into a Business Combination Agreement, dated as of December 1, 2007 (the “Business Combination Agreement”), by and among Activision, Sego Merger Corporation, a Delaware corporation and a wholly-owned subsidiary of Activision (“Merger Sub”), Vivendi S.A., a société anonyme organized under the laws of France (“Vivendi”), VGAC LLC, a limited liability company organized under the laws of the State of Delaware and an indirect wholly-owned subsidiary of Vivendi (“VGAC”), and Vivendi Games, Inc., a Delaware corporation and an indirect wholly-owned subsidiary of Vivendi and a direct wholly-owned subsidiary of VGAC (“Vivendi Games”).  On July 9, 2008, Activision completed the merger of Merger Sub into Vivendi Games and the acquisition by VGAC of shares of Company common stock (the “Transactions”) contemplated by the Business Combination Agreement.  Upon the closing of the Transactions, Activision was renamed Activision Blizzard, Inc. (the “Company”).

Investor Agreement

In connection with the closing of the Transactions, on July 9, 2008, the Company entered into an Investor Agreement (the “Investor Agreement”) with Vivendi, VGAC and Vivendi Games. The Investor Agreement contains various agreements among the parties regarding, among other things:

•                  Vivendi’s and VGAC’s agreement to vote their respective shares of the Company’s common stock in favor of (a) the nominees proposed for election as directors of the Company by the independent nominating committee, subject to certain limited exceptions, and (b) the nominees proposed for election as directors of the Company by the executive nominating committee, in each case, so long as such nominees are nominated in accordance with the Company’s amended and restated certificate of incorporation and amended and restated bylaws;

•                  the reimbursement of Vivendi by the Company for stock-settled equity award expenses and the payment of cash-settled equity awards as they relate to equity awards granted by Vivendi and its controlled affiliates to certain of Vivendi Games’ employees prior to the closing date of the Transactions;

•                  the Company’s agreement to provide Vivendi with its quarterly consolidated financial statements and to use its reasonable best efforts to comply with Vivendi’s consolidation and financial reporting process;

•                  the grant of certain registration rights to Vivendi and its affiliates, including demand and piggyback registration rights;

•                  Vivendi’s and VGAC’s agreements to provide the Company with at least five business days, notice of its intention to enter into any agreement to consummate a “control block sale” (as such term is defined in the Investor Agreement) and to provide certain other information related thereto; and

•                  Vivendi’s and VGAC’s agreements to vote their respective shares of the Company’s common stock to ratify those actions taken by the Activision stockholders at the 2007 annual meeting of Activision stockholders.

Tax Sharing Agreement

Also in connection with the closing of the Transactions, on July 9, 2008, the Company entered into a Tax Sharing Agreement (the “Tax Sharing Agreement”) with Vivendi Holding I Corp., a Delaware corporation (“VHIC”), and Vivendi Games. The Tax Sharing Agreement sets forth various agreements among the parties relating to, without limitation:

•                  the joining of the Company and/or certain of its subsidiaries in the filing of certain consolidated, combined or unitary income or franchise tax returns that VHIC may elect or be required to file;

•                  the payments to the appropriate tax authorities of certain tax liabilities;

•      the payment by the Company and subsidiaries of the Company to VHIC of amounts representing certain tax liabilities attributable to the Company and its subsidiaries;

•                  the payment by VHIC to the Company of (or the offsetting of certain obligations of the Company to pay VHIC with) amounts in respect of fifty percent of the tax liability associated with certain distributions that may be made by non-U.S. subsidiaries of Vivendi Games to the Company (or certain U.S. subsidiaries of the Company) during the five year period following the closing date of the Transactions;

•                  VHIC’s indemnification of the Company for certain tax liabilities imposed on the Company arising in periods prior to the closing of the Transactions in respect of Vivendi Games or its subsidiaries or resulting from VHIC’s failure to pay;

•                  the control of certain tax contests with certain taxing authorities; and

•                  the resolution of certain tax disputes between the parties.

Copies of the Investor Agreement and the Tax Sharing Agreement are filed herewith as Exhibits 10.1 and 10.2, respectively, and are incorporated herein by reference.  The foregoing descriptions of the Investor Agreement and the Tax Sharing Agreement are qualified in their entirety by reference to the full text of the Investor Agreement and the Tax Sharing Agreement.

Amendment to Credit Facilities

As previously disclosed, on April 29, 2008, Activision, acting on behalf of the Company, entered into a senior unsecured credit agreement with Vivendi, borrowings under which could not be effected until the closing of the Transactions. The credit agreement provides the Company with (a) a term loan credit facility in an aggregate amount of up to $400.0 million to be applied to fund that portion of the post-closing tender offer consideration, if any, in excess of $3.628 billion, (b) a term loan credit facility (the “Tranche B Facility”) in an aggregate amount of up to $150.0 million to be applied to repay certain indebtedness of Vivendi Games, and (c) a revolving credit facility in an aggregate amount at any time outstanding of up to $475.0 million to be used after the closing of the Transactions for general corporate purposes.

In connection with the closing of the Transactions, the Company and Vivendi entered into an amendment to the credit agreement, which, among other things, modifies the permitted uses for the Tranche B Facility.  Pursuant to the amendment, the Company may draw on the Tranche B facility up to the lesser of (a) the principal amount of the Vivendi Games’ indebtedness and (b) the aggregate amount needed to pay for tendered shares after the use of all unrestricted cash on hand as part of the post-closing tender offer to be launched by the Company.

Item 2.01                                             Completion of Acquisition or Disposition of Assets.

As previously disclosed and discussed above, on December 1, 2007, Activision entered into the Business Combination Agreement.  At a special meeting of the Activision’s stockholders held on July 8, 2008, Activision received the stockholder approval necessary to complete the Transactions and the Transactions were completed on July 9, 2008.  The Transactions included:

•                  The Merger. Activision and Vivendi Games combined their businesses through the merger of Merger Sub with and into Vivendi Games. As a result of the merger, Vivendi Games became a wholly-owned subsidiary of Activision.  In the merger, VGAC, a subsidiary of Vivendi and the sole stockholder of Vivendi Games, received approximately 295.3 million newly issued shares of Activision common stock, which number is based upon a valuation of Vivendi Games at $8.121 billion and a per share price for Activision common stock of $27.50.  Upon the closing of the Transactions, the combined company was renamed Activision Blizzard, Inc.

•                  The Share Purchase. Simultaneously with the merger, VGAC purchased from Activision approximately 62.9 million newly issued shares of Activision common stock, at $27.50 per share, for an aggregate purchase price of approximately $1.731 billion in cash. Immediately following completion of the merger and share purchase, VGAC owned approximately 52.2% of the issued and outstanding shares of the Company’s common stock on a fully diluted basis.

•                  Post-Closing Corporate Governance. In connection with the closing of the Transactions, Activision’s certificate of incorporation and bylaws were amended and restated to provide for, among other things, (a) the change of the combined company’s name to Activision Blizzard, Inc., (b) the change of the Company’s fiscal year end to December 31, (c) an increase in the authorized number of shares of Company common stock, (d) certain majority and minority stockholder protections, and (e) certain changes to the structure of the board of directors of the Company.

As contemplated by the Business Combination Agreement, on or before July 16, 2008, the Company will commence a cash tender offer for up to 146.5 million of its shares at $27.50 per share. If the tender offer is fully subscribed, Vivendi and its subsidiaries are expected to own approximately 68.0% of the issued and outstanding shares of the Company’s common stock on a fully diluted basis.

THE TENDER OFFER REFERRED TO HEREIN HAS NOT YET COMMENCED.  THE DESCRIPTION CONTAINED HEREIN IS FOR INFORMATIONAL PURPOSES ONLY AND IS NOT AN OFFER TO BUY OR THE SOLICITATION OF AN OFFER TO SELL ANY SECURITIES. THE SOLICITATION AND THE OFFER TO BUY SHARES OF COMPANY COMMON STOCK WILL ONLY BE MADE PURSUANT TO AN OFFER TO PURCHASE AND RELATED MATERIALS THAT THE COMPANY

INTENDS TO FILE WITH THE SEC.  ONCE FILED, COMPANY STOCKHOLDERS SHOULD READ THESE MATERIALS CAREFULLY PRIOR TO MAKING ANY DECISIONS WITH RESPECT TO THE OFFER BECAUSE THEY CONTAIN IMPORTANT INFORMATION, INCLUDING THE TERMS AND CONDITIONS OF THE OFFER.  ONCE FILED, COMPANY STOCKHOLDERS WILL BE ABLE TO OBTAIN THE OFFER TO PURCHASE AND RELATED MATERIALS WITH RESPECT TO THE OFFER FREE OF CHARGE AT THE SEC’S WEBSITE AT HTTP://WWW.SEC.GOV, OR FROM THE INFORMATION AGENT NAMED IN THE TENDER OFFER MATERIALS.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information in Item 1.01 above is incorporated herein by reference.

Item 3.03                                             Material Modification to Rights of Security Holders.

The information in Item 1.02 above and Item 5.03 below is incorporated herein by reference.

Item 4.01                                             Changes in Registrant’s Certifying Accountant.

The merger was treated as a “reverse acquisition” for accounting purposes and as such, the historical financial statements of the accounting acquirer, Vivendi Games, will become the historical financial statements of Activision Blizzard. The SEC has released guidance that unless the same accountant reported on the most recent financial statements of both the accounting acquirer and the acquired company, a reverse acquisition results in a change of accountants.

PricewaterhouseCoopers LLP was the independent registered public accounting firm that audited Activision’s financial statements for the recent fiscal years ended March 31, 2008, 2007 and 2006. The audit committee has engaged PricewaterhouseCoopers to be the independent registered public accounting firm for Activision Blizzard for the year ending December 31, 2008.  Ernst & Young LLP were the independent auditors that audited Vivendi Games’ financial statements for the recent fiscal years ended December 31, 2007, 2006 and 2005.  Ernst & Young’s reports on Vivendi Games’ financial statements for the most recent fiscal years ended December 31, 2007, 2006 and 2005 did not contain an adverse opinion or disclaimer of opinion, or qualification or modification as to uncertainty, audit scope, or accounting principles.

Activision Blizzard has provided Ernst & Young with a copy of the foregoing disclosures.

Item 5.01                                             Changes in Control of Registrant.

The information in Items 1.01 and 2.01 above and in Item 5.03 below is incorporated herein by reference.

Item 5.02               Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Board of Directors of the Company

Effective on July 9, 2008, the following directors resigned from the Activision board of directors: Ronald Doornink, Barbara S. Isgur and Peter J. Nolan.  Ms. Isgur was appointed “Director Emeritus” effective upon the completion of the Transactions.  Pursuant to the terms of the Business Combination Agreement, Robert A. Kotick, Brian G. Kelly, Robert J. Corti, Robert J. Morgado and Richard Sarnoff will remain on the Company’s board of directors.  Additionally, on July 9, 2008, the following directors were appointed to the Company’s board of directors in accordance with the terms of the Business Combination Agreement:  Jean-Bernard Lévy, René Pénisson, Bruce L. Hack, Douglas Morris, Philippe Capron and Frédéric Crépin.  Mr. Pénisson will serve as chairman of the Company’s board of directors and Mr. Kelly will serve as co-chairman.

At the July 9, 2008 meeting of the Company’s board of directors, the board designated three standing committees: (a) the audit committee; (b) the compensation committee; and (c) the nominating and corporate governance committee.  The members of the audit committee are Messrs. Corti, Morgado and Sarnoff.  Mr. Corti was appointed chairman of the audit committee on July 9, 2008.  The members of the compensation committee are Messrs. Lévy, Pénisson, Crépin, Morgado and Corti.  Mr. Lévy was appointed chairman of the compensation committee on July 9, 2008.  The members of the nominating and corporate governance committee are Messrs. Pénisson, Lévy, Morris, Morgado and Sarnoff.  Mr. Pénisson was appointed chairman of the nominating and corporate governance committee on July 9, 2008.

Executive Officers of the Company

In connection with the completion of the Transactions, on July 9, 2008, Mr. Kotick was named President and Chief Executive Officer of the Company, Mr. Hack was named Vice Chairman and Chief Corporate Officer of the Company and Thomas Tippl was named Chief Financial Officer of the Company.

Name	Age	Office and Business Experience
Robert A. Kotick	45

President and Chief Executive Officer of the Company. Mr. Kotick has been a member of the board of directors as well as Chief Executive Officer of Activision (and now Activision Blizzard) since February 1991 and Chairman of the Board between February 1991 and July 8, 2008. Since March 2003, Mr. Kotick has served on the board of directors of Yahoo! Inc., an Internet content and service provider, and is a member of that board’s nominating and corporate governance committee. He is also a member of the Board of Trustees for The Center for Early Education, is Chairman of the Committee of Trustees at the Los Angeles County Museum of Art and is a member of the board of directors of the Tony Hawk Foundation.

Bruce L. Hack	59

Vice-Chairman and Chief Corporate Officer of the Company. Mr. Hack has been Vivendi Games’ Chief Executive Officer and served on Vivendi Games’ board of directors since January 2004. Mr. Hack was previously Executive Vice President—Strategy and Development for Vivendi, during which time he was a key negotiator in the $14 billion sale of Vivendi’s film and television business (Universal Studios) to NBC. From 1998 to 2001 Mr. Hack was Vice Chairman of Universal Music Group, and from 1995 to 1998 he served as Executive Vice President and Chief Financial Officer of Universal Studios. From 1982 through 1994 Mr. Hack held various positions of responsibility with what was then the Seagram Company Ltd., including Chief Financial Officer of Tropicana Products, Inc. Mr. Hack joined Seagram after serving as a trade negotiator at the U.S. Treasury in Washington, D.C. Mr. Hack earned a B.A. from Cornell University and an M.B.A. from the University of Chicago.

Thomas Tippl	41

Chief Financial Officer of the Company. Mr. Tippl has been Chief Financial Officer of Activision Publishing since October 2005 and Principal Financial and Accounting Officer of Activision (and now Activision Blizzard) since January 2006. Prior to joining Activision, Mr. Tippl served as Head of Investor Relations and Shareholder Services at The Procter & Gamble Company from 2004 to 2005. Mr. Tippl also served as Finance Director of The Procter & Gamble Company, Baby Care, Europe and as a member of the board of directors of The Procter and Gamble Company’s Fater Italy Joint Venture from 2001 to 2003. Mr. Tippl co-founded The Procter & Gamble Company’s Equity Venture Fund in 1999 and also served as Associate Director of Acquisitions and Divestitures for The Procter and Gamble Company from 1999 to 2001. Prior to 1999, Mr. Tippl served in various financial executive positions for The Procter and Gamble Company in Europe, China and Japan. Mr. Tippl holds a Masters degree in Economics & Social Sciences from the Vienna University of Economics and Business Administration.

As previously disclosed, Mr. Kotick entered into an employment agreement with Activision on December 1, 2007.  A copy of Kotick’s employment agreement was attached as Exhibit 10.3 to Activision’s Current Report on Form 8-K filed with the SEC on December 6, 2008, and is incorporated herein by reference.

Hack Employment Agreement

On December 1, 2007, Bruce L. Hack entered into an employment agreement (the “Hack Agreement”) with Vivendi Holding I Corp., pursuant to which, Mr. Hack will serve as Vice Chairman and Chief Corporate Officer of the Company, effective as of July 9, 2008.  The Hack Agreement became effective upon the completion of the Transactions and expires on June 30, 2010, unless terminated earlier in accordance with its terms.

Mr. Hack’s annual base salary will be $1,500,000.  Mr. Hack will be eligible to receive an annual bonus with a target amount of $1,000,000 and a guaranteed minimum bonus of $500,000 per fiscal year.  Additionally, on July 9, 2008, he received a pro-rated bonus from Vivendi Holding I Corp. for the 2008 fiscal year as well as a $1,000,000 transaction bonus.    Mr. Hack is further entitled to receive a merger integration bonus targeted at $1,000,000, subject to the achievement of specified goals and board approval.

During each year Mr. Hack remains employed and regular annual equity grants are made to Company senior executive officers, the Company has agreed to recommend to the compensation committee of the board of directors that Mr. Hack be granted an option to purchase 200,000 shares of the Company’s common stock, or a similar equity award of comparable value, at the same time such regular annual equity grants are made to such other senior executive officers of the Company.  The Company has agreed to recommend three such grants during the term of the Hack Agreement.  Equity awards granted to Mr. Hack will be subject to the terms and conditions of the Activision Inc. 2007 Incentive Plan (the “2007 Plan”); however, following the termination of the Hack Agreement, Mr. Hack’s then-vested options will remain exercisable until the end of the normal term.  Further, if Mr. Hack is terminated without cause or for good reason, all equity awards granted under the Hack Agreement will become immediately vested and exercisable. On July 14, 2008, Mr. Hack received a grant of 200,000 options pursuant to the 2007 Plan.  The options have an exercise price of $32.94, vest ratably over three years beginning on the first anniversary of the date of grant, and have a ten-year term.

Mr. Hack is also eligible to participate in all benefit and perquisite plans, programs, and arrangements generally made available to the Company’s executives.  Mr. Hack is also eligible to receive certain severance benefits in the event his employment is terminated on or prior to June 30, 2010.

Morhaime Agreement

On December 1, 2007, Michael Morhaime entered into an employment agreement (the “Morhaime Agreement”) with Vivendi Games, pursuant to which, Mr. Morhaime will serve as President and Chief Executive Officer of Blizzard Entertainment, Inc. (“Blizzard”), effective as of July 9, 2008, and will report directly to the Company’s Chief Executive Officer.

The Morhaime Agreement became effective upon the completion of the Transactions.  The initial term of Morhaime Agreement will expire on July 9, 2013, unless terminated earlier in accordance with its terms.  Mr. Morhaime’s annual base salary will be $475,000 and such base salary will be increased by at least 5% on March 1, 2009 and annually on such date in subsequent years in accordance with the terms of the Morhaime Agreement.  Mr. Morhaime will be eligible to receive an annual bonus with a target amount of 75% of his base salary, based upon achievement of certain financial and business objectives, with a guaranteed minimum annual bonus of 37.5% of his base salary.  Mr. Morhaime will further be eligible for a target holiday bonus of 50% of his base salary, with a guaranteed minimum holiday bonus of 25% of his base salary, and participation in the profit-sharing plan operated by Blizzard.   Additionally, on July 9, 2008, Mr. Morhaime received a one-time grant of non-qualified options under the 2007 Plan to purchase 300,000 shares of the Company’s common stock and is eligible for continuing participation in the 2007 Plan.  In addition, commencing in 2009, during each year Mr. Morhaime remains employed by the Company, the Company has agreed to recommend to the compensation committee of the board of directors that Mr. Morhaime be granted an option to purchase 100,000 shares of the Company’s common stock, at the same time regular annual equity grants are made to other senior executive officers of the Company.  Mr. Morhaime is also be eligible to participate in all benefit and perquisite plans, programs, and arrangements generally made available to the Company’s executives.  The Morhaime Agreement also entitles Mr. Morhaime to received certain severance benefits upon termination of his employment without cause or for good reason prior to expiration of the term of the Morhaime Agreement.

Transaction Payments

On July 9, 2008, certain of Activision’s key managers received a bonus for his or her extraordinary contributions to the Transactions.  The compensation committee determined that such bonuses were necessary to reward these individuals for the increased workload each of them undertook in connection with the Transactions and to provide an incentive to each to remain focused on their responsibilities in connection with the integration process following completion of the Transactions.  Individuals received a bonus relative to their involvement and additional responsibilities in connection with the Transactions.  These bonuses, which represented from 75% to 150% of the annual bonus targets for each individual for the 2008 fiscal year, were as follows:

Name	Transaction Bonus Amount

Thomas Tippl	$562,500

Michael Griffith	$700,000

George Rose	$356,250

Ann Weiser	$297,000

Brian Hodous	$168,750

Robin Kaminsky	$185,625

As previously disclosed, Messrs. Kotick and Kelly entered into replacement bonus agreements on December 1, 2007, pursuant to which, each of Messrs. Kotick and Kelly received a bonus of $5,000,000 upon the completion of the Transactions.  Additionally, pursuant to the terms of the Business Combination Agreement, upon the closing of the Transactions, Mr. Morhaime received a payment of $3,681,982.49 in satisfaction of his equity awards outstanding under the Blizzard 2006 Equity Incentive Plan.

Item 5.03                                             Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Pursuant to the terms of the Business Combination Agreement, in connection with the Transactions, on July 9, 2008, Activision’s amended and restated certificate of incorporation was amended and restated (the “Amended Charter”) as set forth in Annex B to Activision’s proxy statement for its special meeting of stockholders filed with the SEC on June 6, 2008 (the “Proxy Statement”).  The Amended Charter was approved by Activision’s stockholders at that special meeting, which was held on July 8, 2008.  Additionally, in accordance with the terms of the Business Combination Agreement, on July 9, 2008, the Company’s bylaws were amended and restated (the “Amended Bylaws”) as set forth in Annex C to the Proxy Statement.

Pursuant to the Amended Bylaws, the fiscal year end of the Company was changed to December 31.

The Amended Charter and the Amended Bylaws are attached hereto as Exhibits 3.1 and 3.2, respectively, and are incorporated herein by reference as if set forth in full.

Item 8.01               Other Events.

The Company issued a press release on July 11, 2008, which is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01               Financial Statements and Exhibits.

(b)           Pro Forma Financial Information.

The pro forma financial information required by this Item 9.01(b) is attached as Exhibit 99.2 and is incorporated herein by reference.

(d)           Exhibits.

Exhibit No.	Description

3.1	Amended and Restated Certificate of Incorporation of Activision, Inc., dated as of

July 9, 2008

3.2	Amended and Restated Bylaws of Activision Blizzard, Inc., adopted as of July 9, 2008

10.1	Investor Agreement, dated as of July 9, 2008, by and among Activision Blizzard, Inc., Vivendi S.A., VGAC LLC, and Vivendi Games, Inc.

10.2	Tax Sharing Agreement, dated as of July 9, 2008, by and among Activision Blizzard, Inc., Vivendi Holding I Corp., Vivendi Games, Inc.

99.1	Press release issued by Activision Blizzard, Inc., dated July 11, 2008

99.2	Unaudited Pro Forma Condensed Consolidated Financial Information

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ACTIVISION BLIZZARD, INC.

Date: July 15, 2008	By:	/s/ George L. Rose
	Name:	George L. Rose
	Title:	Chief Legal Officer and Secretary

EXHIBIT INDEX

Exhibit No.	Description

3.1	Amended and Restated Certificate of Incorporation of Activision, Inc., dated as of July 9, 2008

3.2	Amended and Restated Bylaws of Activision Blizzard, Inc., adopted as of July 9, 2008

10.1	Investor Agreement, dated as of July 9, 2008, by and among Activision Blizzard, Inc., Vivendi S.A., VGAC LLC, and Vivendi Games, Inc.

10.2	Tax Sharing Agreement, dated as of July 9, 2008, by and among Activision Blizzard, Inc., Vivendi Holding I Corp., Vivendi Games, Inc.

99.1	Press release issued by Activision Blizzard, Inc., dated July 11, 2008

99.2	Unaudited Pro Forma Condensed Consolidated Financial Information